UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2018

MATCH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37636 (Commission File Number)	26-4278917 (IRS Employer Identification No.)

8750 North Central Expressway, Suite 1400
Dallas, TX 75231
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
Match Group, Inc. is filing this Form 8-K/A as an amendment to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 6, 2018 (the “Original Filing”). The Original Filing incorrectly reported in Item 7.01 the date of the quarter for which earnings were announced and the date of the announcement. The sole purpose of this Form 8-K/A is to disclose the correct announcement date and quarter-end date in Item 7.01. No other changes have been made to the Original Filing and no changes have been made to the press release furnished as Exhibit 99.1 with the Original Filing.

Item 2.02.	Results of Operations and Financial Condition.

Item 7.01.	Regulation FD Disclosure.
On November 6, 2018, Match Group, Inc. (“Match Group”) announced that it had released its results for the quarter ended September 30, 2018. The full text of the related press release, which is posted on the “Investor Relations” section of Match Group’s website at https://ir.mtch.com and appears in Exhibit 99.1 hereto, is incorporated herein by reference.
Exhibit 99.1 is being furnished under both Item 2.02 “Results of Operations and Financial Condition” and Item 7.01 “Regulation FD Disclosure.”

Item 8.01.	Other Events.
On November 6, 2018, the Board of Directors of Match Group declared a special cash dividend of $2.00 per share on Match Group common stock and Class B common stock, payable on December 19, 2018, to stockholders of record as of the close of business on December 5, 2018. The special dividend will be funded with cash on hand and incremental debt, as necessary.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Match Group, Inc., dated November 6, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ Jared F. Sine
Jared F. Sine
General Counsel and Secretary

Date: November 7, 2018

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of Match Group, Inc., dated November 6, 2018